Exhibit 99.1

Vantage Drilling International Reports First Quarter Results for 2017

HOUSTON, TX—(MARKET WIRE) May 4, 2017 — Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $36.5 million or $7.30 per share for the three months ended March 31, 2017 as compared to a net loss of $29.0 million or $5.81 per share for the Successor period from February 10, 2016 through March 31, 2016 and a net loss of $471.0 million for the period from January 1, 2016 to February 10, 2016 for the Predecessor Company. The weighted-average shares outstanding for the three months ended March 31, 2017 and for the period from February 10, 2016 through March 31, 2016 was 5,000,053. As a wholly-owned subsidiary, the Predecessor did not have a comparable outstanding ordinary shares.

Upon emergence from the Company’s Chapter 11 restructuring on February 10, 2016, Vantage adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and results of operations of the reorganized Vantage as of and subsequent to February 10, 2016. References to “Predecessor” refer to the financial position of Vantage as of and prior to February 10, 2016 and the results of operations prior to February 10, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of our Plan of Reorganization, the financial statements on or after February 10, 2016 are not comparable with the financial statements prior to that date.

As of March 31, 2017, Vantage had approximately $227.6 million of available cash as compared to $231.7 million as of December 31, 2016. Additionally, Vantage had $22.6 million available for issuance of letters of credit under its revolving letter of credit facility at the end of the quarter. Vantage also delivered operational rig uptime of 99% together with revenue efficiency of 101%. Ihab Toma, CEO, commented. “We are happy to report another successful quarter of superior operational performance combined with further reducing costs while maintaining our committed sharp focus on safety. Additionally, with the completion of the Vantage 260 acquisition in early April, the extension of the Aquamarine Driller contract, and the reactivation of both the Topaz Driller and Sapphire Driller set for May, we continue to build backlog and benefit from positive economies of scale, whilst preserving our strong balance sheet.”

Vantage Drilling International, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships, four premium jackup drilling rigs and one standard jack-up drilling rig. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and large independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Thomas J. Cimino

Chief Financial Officer

Vantage Drilling International

(281) 404-4700

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from February 10, 2016 to March 31, 2016	Period from January 1, 2016 to February 10, 2016
Revenue
Contract drilling services	$38,056	$24,059	$20,891
Management fees	401	959	752
Reimbursables	3,592	4,768	1,897

Total revenue	42,049	29,786	23,540

Operating costs and expenses
Operating costs	28,998	27,439	25,213
General and administrative	11,479	9,168	2,558
Depreciation	18,439	12,076	10,696

Total operating costs and expenses	58,916	48,683	38,467

Loss from operations	(16,867)	(18,897)	(14,927)
Other income (expense)
Interest income	141	6	3
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(18,899)	(10,650)	(1,728)
Other, net	552	1,834	(69)
Reorganization items	—	(154)	(452,919)

Total other expense	(18,206)	(8,964)	(454,713)

Loss before income taxes	(35,073)	(27,861)	(469,640)
Income tax provision	1,426	1,167	2,371

Net loss	(36,499)	(29,028)	(472,011)
Net loss attributable to noncontrolling interests	—	—	(969)

Net loss attributable to VDI	$(36,499)	$(29,028)	$(471,042)

Net loss per share, basic and diluted	$(7.30)	$(5.81)	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	N/A

Vantage Drilling International

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from February 10, 2016 to March 31, 2016	Period from January 1, 2016 to February 10, 2016
Operating costs and expenses
Jackups	$12,862	$8,278	$5,975
Deepwater	11,056	13,146	15,550
Operations support	2,969	2,215	2,219
Reimbursables	2,111	3,800	1,469

	$28,998	$27,439	$25,213

Utilization
Jackups	50.0%	60.0%	53.6%
Deepwater	33.3%	33.3%	33.3%

Vantage Drilling International

Consolidated Balance Sheet

(In thousands, except share and par value information)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$227,592	$231,727
Trade receivables	19,643	20,850
Inventory	44,913	45,206
Prepaid expenses and other current assets	13,375	12,423

Total current assets	305,523	310,206

Property and equipment
Property and equipment	904,397	902,241
Accumulated depreciation	(86,152)	(67,713)

Property and equipment, net	818,245	834,528
Other assets	15,599	15,694

Total assets	$1,139,367	$1,160,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,951	$35,283
Accrued liabilities	22,896	18,448
Current maturities of long-term debt	4,430	1,430

Total current liabilities	64,277	55,161

Long–term debt, net of discount and financing costs of $93,260 and $105,568	876,322	867,372
Other long-term liabilities	8,707	11,335
Commitments and contingencies
Shareholders’ equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	5
Additional paid-in capital	373,972	373,972
Accumulated deficit	(183,916)	(147,417)

Total shareholders’ equity	190,061	226,560

Total liabilities and shareholders’ equity	$1,139,367	$1,160,428

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor		Predecessor
	Three Months Ended March 31, 2017	Period from February 10, 2016 to March 31, 2016	Period from January 1, 2016 to February 10, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,499)	$(29,028)	$(472,011)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	18,439	12,076	10,696
Amortization of debt financing costs	117	76	—
Amortization of debt discount	12,191	6,847	—
PIK interest on the Convertible Notes	1,890	1,684	—
Reorganization items	—	—	430,210
Share-based compensation expense	780	—	—
Deferred income tax benefit	(1,789)	(606)	—
Loss on disposal of assets	—	144	—
Changes in operating assets and liabilities:
Restricted cash	—	—	(1,000)
Trade receivables	1,207	22,629	(3,575)
Inventory	293	(221)	223
Prepaid expenses and other current assets	(951)	(4,954)	6,893
Other assets	1,434	368	941
Accounts payable	1,668	6,708	(14,890)
Accrued liabilities and other long-term liabilities	(401)	(7,485)	21,148

Net cash provided by (used in) operating activities	(1,621)	8,238	(21,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,156)	(7,674)	116

Net cash provided by (used in) investing activities	(2,156)	(7,674)	116

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(358)	(358)	(7,000)
Proceeds from issuance of 10% Second Lien Notes	—	—	75,000
Debt issuance costs	—	(51)	(1,125)

Net cash provided by (used in) financing activities	(358)	(409)	66,875

Net increase (decrease) in cash and cash equivalents	(4,135)	155	45,626
Cash and cash equivalents—beginning of period	231,727	249,046	203,420

Cash and cash equivalents—end of period	$227,592	$249,201	$249,046